As filed with the Securities and Exchange Commission on November 8, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL SHIP LEASE, INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Fourth Floor

Millbank Business Centre, Millbank Tower

London SW1P 4QP

United Kingdom

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common shares, par value $0.01 per share,
including preferred share purchase rights	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-147070

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities of Global Ship Lease, Inc. (the “Registrant”) to be registered hereby is set forth under the caption “Description of capital stock,” in (1) the prospectus included in Part I of the Registration Statement (File No. 333-147070) on Form F-1 (as amended, the “Registration Statement”) and (2) the related final form of the prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

Exhibit No.	Description
1.	Amended and Restated Articles of Incorporation of Global Ship Lease, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).
2.	Amended and Restated Bylaws of Global Ship Lease, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).
3.	Specimen of Share Certificate of Global Ship Lease, Inc.
4.	Registration Rights Agreement between Global Ship Lease, Inc. and CMA CGM S.A. (incorporated herein by reference to Exhibit 10.3 of the Registration Statement).
5.	Form of Shareholder Rights Agreement between Global Ship Lease, Inc. and American Stock Transfer & Trust Company (incorporated herein by reference to Exhibit 10.7 of the Registration Statement).
6.	Preemptive Rights Agreement between Global Ship Lease, Inc. and CMA CGM S.A. (incorporated herein by reference to Exhibit 10.18 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL SHIP LEASE, INC.
By:	/s/ Ian J. Webber
Ian J. Webber Chief Executive Officer

Date: November 8, 2007